                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): March 30, 2004



                                   ALLOY, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                            0-26023                       04-3310676
(State or other                 (Commission                   (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


 151 WEST 26TH STREET, 11TH FLOOR, NEW YORK, NEW YORK               10001
       (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (212) 244-4307


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ITEM  7. EXHIBITS.

(a)   Financial Statements of Businesses Acquired: Not Applicable.

(b)   Pro Forma Financial Information: Not Applicable.

(c)   The following Exhibit is furnished as part of this Current Report on Form
      8-K:

        Exhibit
        Number                              Description
        ------                              -----------
        99.1                        The Registrant's Press Release dated March 30, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


On March 30, 2004, Alloy, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 to announce its fourth quarter and full year financial results for the fiscal year ended January 31, 2004.

Use of Non-GAAP Financial Information.

To supplement the Company's consolidated financial statements presented in accordance with general accepted accounting principles ("GAAP"), the Company uses the non-GAAP measure of earnings before interest and other income/expense, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and goodwill and other asset write-downs due to valuation impairment ("Adjusted EBITDA"). By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of the core operating results and underlying trends to measure past performance as well as prospects for the future. The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its businesses.

The Non-GAAP measure included in the press release attached hereto as Exhibit
99.1 has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of Non-GAAP financial measures. The Company urges investors to review carefully the GAAP financial information included as part of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ALLOY, INC.
                                  (Registrant)



Date: April 5, 2004               /s/ Samuel A. Gradess
                                  ----------------------------------------------
                                  Samuel A. Gradess, Chief Financial Officer






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                                  EXHIBIT INDEX

Exhibit
Number                                      Description
99.1                       The Registrant's Press release dated March 30, 2004










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